Exhibit 10.2
                         STOCK POWER



     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to Match, Inc. all of the shares of Common Stock of Lifeline Management Group, Inc., a Delaware corporation ("LIFELINE"), represented by certificate Number 1, standing in the name of undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint Ron Lusk attorney to transfer the above-referenced shares of LIFELINE with full power of substitution in the premises.

Dated as of April 30, 2001
                         THE PHOENIX GROUP CORPORATION


                                  By:________/s/         Ron
Lusk___________________
                           Ron   Lusk,   in  his  individual
capacity as
                         Chairman, President, & CEO  of  The
                         Phoenix Group Corporation



STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

      SUBSCRIBED AND SWORN to before me by Ron Lusk, in his capacity, as Chairman, President, & CEO of The Phoenix Group
Corporation this 30th day of April 2001.


                         _______/s/ Shanna A. Raymond______
                         Notary Public in and for the State
of Texas

My Commission Expires:

_______4/12/04________